Exhibit 99.1

ASPIRE BIOPHARMA HOLDINGS, INC. ANNOUNCES CORPORATE NAME CHANGE TO ASPIRE-LAKEWOOD HOLDINGS, INC.

ESTERO, FL / September 8, 2026 Aspire Biopharma Holdings, Inc. (Nasdaq: ASBP) (“Aspire” or the “Company”), today announced that it has changed its corporate name from “Aspire Biopharma Holdings, Inc.” to “Aspire-Lakewood Holdings, Inc.” The name change is effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s ticker symbol, “ASBP”, will remain unchanged.

Kraig Higginson, Chief Executive Officer of Aspire-Lakewood Holdings, commented, “Transitioning our corporate identity to Aspire-Lakewood Holdings, Inc. marks a pivotal milestone in our evolution. Following our recent acquisition of Dura Control Systems Corp., Aspire has successfully scaled into a high-volume, diversified enterprise. Adopting a holding company structure better aligns our corporate architecture with this expanded business focus.”

The name change was approved by the Company’s board of directors (the “Board”) and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The name change reflects the Company’s evolving business strategy and operations.

The Company’s common stock will continue to trade on The Nasdaq Capital Market. In connection with the name change, the Company’s trading symbol on Nasdaq will remain the same (“ASPB”). Stockholders holding shares in book-entry form or through a bank, broker, or other nominee are not required to take any action in connection with the name change.

The name change does not affect the rights of the Company’s stockholders. The Company’s shares of common stock will continue to be listed and traded on Nasdaq and will not be affected by the name change. No action is required by current stockholders with respect to the name change, and stock certificates reflecting the prior corporate name will continue to be valid.

About Aspire-Lakewood Holdings, Inc.

Aspire-Lakewoood Holdings, Inc.’s subsidiary, Dura Control Systems Corp. (DCSC), is a leading designer and manufacturer of highly engineered automotive and industrial control systems that combine mechanical engineering, electronics and computer science to provide intelligent, automated systems for vehicle electrification, safety, lightweighting, and sustainability. DCSC maintains a strong powertrain agnostic product portfolio that includes mechatronic actuators, human machine interfaces, industrial cables, and cable control systems backed by over 310 patents. The Company operates 11 manufacturing facilities globally and serves as a tier one automotive supplier to major OEMs and other industrial firms.

About Lakewood & Company, LLC

Lakewood & Company, LLC is a multi-stage investment firm founded in 2005 to complete global private equity investments in businesses that operate in the Industrial and Business Services sectors. Lakewood’s partners provide a track record of success as investors and operating executives and as a result provide an operational focus to invest in opportunities that have a hands-on, collaborative partnership with management. Lakewood professionals represent decades of investment and operating experience from diverse backgrounds in industrials and business services and sources capital to complete its investments on a deal-by-deal basis with investors from family offices, UHNWI, and institutions.

For more information, please visit www.aspirebiolabs.com

Aspire-Lakewood Holdings, Inc.

Contact

PCG Advisory

Kevin McGrath

+1-646-418-7002

kevin@pcgadvisory.com

Safe Harbor Statement

Certain statements made in this communication are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “potential,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Aspire-Lakewood’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.